UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015_______________________

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 North Pepper Road, Lake Barrington, IL	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(847) 382-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 1.01 – Entry into a Material Definitive Agreement

On October 13, 2015, Registrant entered into Amendment No. 6 to Credit Agreement (“Amendment”) among Registrant and BMO Harris Bank N.A. (the “Bank”). Under the terms of the Amendment, Registrant will be able to obtain advances under the Revolving Line of Credit provided for in the Credit Agreement in the amount of the Borrowing Base at any time plus a Temporary Overadvance amount of $1 million, up to a total revolving loan maximum amount of $12 million. The Temporary Overadvance amount will be available to Registrant during the period from October 1, 2015 to and including April 30, 2016.

Under the Terms of the Credit Agreement, the Borrowing Base includes the sum of (a) 85% of outstanding Eligible Receivables and (b) 60% of Eligible Inventory (up to a maximum advance amount on inventory of $6,500,000), less any reserves which the Bank may require.

Accordingly, during the term that the Temporary Overadvance is available, Registrant will be able to obtain advances under the Revolving Credit (up to a total maximum amount of $12 million) in the amount of the Borrowing Base plus an additional $1 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation
(Registrant)

Date: October 13, 2015	By: /s/ Stephen M. Merrick
Stephen M. Merrick
President

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